UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2021

BLUE OWL CAPITAL INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-39653	86-3906032
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

399 Park Avenue, New York, NY 10022

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 419-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading symbol	Name of each exchange on which registered
Class A Shares	OWL	New York Stock Exchange
Warrants to purchase Class A Shares	OWL.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 is hereby incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 7, 2021, Blue Owl Finance LLC (the “Borrower”), an indirect subsidiary of Blue Owl Capital Inc. (the “Company”), Blue Owl Capital Holdings LP (“Blue Owl Holdings”), Blue Owl Capital Carry LP, (together with Blue Owl Holdings, each, a “Parent Guarantor”, and collectively, the “Parent Guarantors”), the subsidiary guarantors party thereto, the several banks and other financial institutions or entities party thereto (the “Lenders”) and MUFG Bank, Ltd., as administrative agent (the “Administrative Agent”) entered into a revolving credit agreement (the “Agreement”), which replaced the Company’s existing revolving credit facility. Under the terms of Agreement, the Lenders established a $515,000,000 revolving credit facility in favor of the Borrower that shall be available to the Borrower during the revolving commitment period from the closing date of the Agreement until the revolving credit termination date thereunder, which shall be December 7, 2024, unless such date is extended pursuant to the Agreement. If a borrowing is made pursuant to the Agreement, the interest rate will vary depending on the type of drawdown requested. If the loan is a SOFR loan, it will be based on an adjusted term SOFR rate based on daily simple SOFR plus the applicable margin which ranges initially between 1.25% and 1.875%, depending on the duration of the loan. If the loan is an ABR Loan, it will be based on the prime rate plus the applicable margin which ranges initially between 0.25% and 0.875% depending on the amount and nature of the loan. Borrowings under the Agreement may only be used to finance working capital needs and general corporate purposes. Obligations under the Agreement are limited to the Borrower, the Parent Guarantors and the other subsidiary guarantors that are party thereto. The Company is not party to the Agreement. The Agreement contains customary representations and warranties, events of default, and affirmative and negative covenants, including a financial covenant providing for a maximum debt to equity ratio for the Borrower.

The Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit No.	Description

1.1	Credit Agreement, dated as of November December 7, 2021, by and among Blue Owl Capital Inc., Blue Owl Capital Holdings LP, Blue Owl Capital Carry LP, the subsidiary guarantors party thereto, the several banks and other financial institutions or entities party thereto and MUFG Bank, Ltd.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE OWL CAPITAL INC.

Date: December 13, 2021	By:	/s/ Neena Reddy
	Name:	Neena Reddy
	Title:	General Counsel and Secretary